                                   SQA, Inc.

                                  Exhibit 11.1

                  Shares Used in Computing Earnings Per Share
                                 (in Thousands)

                                                                     Three months ended        Six months ended
                                                                          June 30,                 June 30,
                                                                      1996        1995         1996        1995
                                                                   -----------------------------------------------

Weighted average Convertible Preferred Stock outstanding
during the period assuming conversion to Common Stock                 ----       5,270                    5,318

Weighted average Common Stock outstanding during the
period                                                               7,990         297        7,926         190

Dilutive effect of Common Stock equivalents outstanding
during the period                                                      860        ----          742

Dilutive effect of Common Stock equivalents issued
subsequent to October 15, 1994 (1)                                    ----         333         ----         333
                                                                    ------         ---       ------         ---

                                                                     8,850       5,900        8,668       5,841
                                                                     =====       =====        =====       =====

(1) Options issued at prices below the initial public offering price of $16 per share during the twelve month period immediately prior to the filing of the initial public offering have been included as outstanding for the six month and three month periods ended June 30, 1995. The dilutive effect of the common and common share equivalents was computed in accordance with the treasury stock method.

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